News Release

Two North Riverside Plaza, Suite 1300 • Chicago IL 60606 • 800-458-2235 • www.freightcaramerica.com

Exhibit 99.1

MEDIA CONTACT	Charles F. Avery, Jr.
TELEPHONE	(800) 458-2235
FOR IMMEDIATE RELEASE	March 9, 2015

FreightCar America, Inc. Appoints Malcolm F. Moore

To Its Board of Directors

Chicago, IL, March 9, 2015 — FreightCar America, Inc. (NASDAQ: RAIL) announced today that Malcolm F. “Mac” Moore has been appointed to the Company’s Board of Directors, effective March 5, 2015. The addition of Mr. Moore brings the total number of directors to eight.

Since June 2013, Mr. Moore has served as the President and Chief Executive Officer of Digi-Star LLC, a global supplier of electronic components and software used in precision agriculture. From November 2011 to June 2013, Mr. Moore served as Chairman of Digi-Star. Prior to joining Digi-Star, Mr. Moore served as an advisor to Baird Capital Partners from June 2010 to November 2011. Between 1999 and 2010, Mr. Moore worked in a variety of executive roles at Gehl Company, a manufacturer of compact construction equipment, including serving as President and Chief Executive Officer from August 2009 to April 2010. Earlier in his career, Mr. Moore served in senior executive roles at Pangborn Corporation, an international manufacturer of blast media equipment used by manufacturers of metal products, and LINAC Holdings Inc., a manufacturer of specialized equipment used in steel production, industrial heat-treating, scientific research and product manufacturing. Mr. Moore currently serves on the boards of directors of Twin Disc, Incorporated, a manufacturer and distributor of power transmission equipment for marine, transportation and industrial equipment, and AG Growth International Inc., a manufacturer of portable and stationary grain handling, storage and conditioning equipment.

William D. Gehl, Chairman of the Board of Directors of the Company, said, “Mac has a strong and lengthy track record of leading complex global manufacturing organizations. Given his background, we are very pleased to welcome him to our Board of Directors.” Joseph E. McNeely, President and Chief Executive Officer of the Company, said, “The FreightCar management team looks forward to drawing on the depth of Mac’s knowledge, experience and business acumen and believes he will be a valuable contributor to FreightCar America’s future success.”

FreightCar America, Inc. manufactures a wide range of railroad freight cars, supplies railcar parts, leases freight cars through its JAIX Leasing Company subsidiary and provides railcar maintenance and repairs through its FreightCar Rail Services, LLC subsidiary. FreightCar America designs and builds high-quality railcars, including coal cars, bulk commodity cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars and boxcars. It is headquartered in Chicago, Illinois and has facilities in the following locations: Cherokee, Alabama; Danville, Illinois; Grand Island, Nebraska; Hastings, Nebraska; Johnstown, Pennsylvania; and Roanoke, Virginia. More information about FreightCar America is available on its website at www.freightcaramerica.com.

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

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